UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  February 12, 2013

Heron Lake BioEnergy, LLC

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-51825	41-2002393
(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue Heron Lake, MN	56137-1375
(Address Of Principal Executive Offices)	(Zip Code)

(507) 793-0077

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 8 are not applicable and therefore omitted.

ITEM 1.01            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 12, 2013, Heron Lake BioEnergy, LLC (the “Company”) entered into a Second Amended and Restated Forbearance Agreement with AgStar Financial Services, PCA (“AgStar”) that provides for a forbearance period until March 31, 2013 relating to certain covenant defaults and required monthly principal installment payments.

The Company is indebted to AgStar under an Amended and Restated Term Note dated September 1, 2011, in the principal amount of $40,000,000 (the “Term Note”), and an Amended and Restated Term Revolving Note dated September 1, 2011, in the principal amount of $8,008,689 (the “Revolving Note,” and together with the Term Note, the “Notes”).  The Company’s obligations to AgStar are further evidenced by a Fifth Amended and Restated Master Loan Agreement dated September 1, 2011 (the “MLA”).  The loans extended to the Company and evidenced by the Notes (the “Loans”) were made by AgStar to the Company for the purpose of constructing and operating an ethanol production facility in Heron Lake, Minnesota.

The Company and AgStar previously entered into a Forbearance Agreement dated December 21, 2012, which was amended and restated on January 22, 2013, under which AgStar agreed to forbear from exercising its legal and contractual rights and remedies provided by the Notes, MLA, and related loan documents, including, but not limited to, the right to foreclose the real estate mortgages and security agreements and to obtain the appointment of a receiver pursuant to applicable law, until February 28, 2013 (the “Forbearance Period”).

Under the Second Amended and Restated Forbearance Agreement, the Forbearance Period was extended until March 31, 2013 in order to permit the Company to close on the sale of substantially all of its assets to Guardian Energy Heron Lake, LLC (“Guardian”) pursuant to the terms and conditions of an asset purchase agreement dated January 22, 2013 between the Company and Guardian (the “Guardian Transaction”).

The Company and AgStar also agreed that advances under the Revolving Note may only be advanced to the Company for the purpose of funding normal operating expenses pending the closing of the Guardian Transaction, including the payment of interest to AgStar.  Such advances may not exceed $1,750,000.  Any requests for advances on the Revolving Note are subject to the terms and conditions set forth in the MLA.  The Second Amended and Restated Forbearance Agreement extended the date for such advances to be made by AgStar until March 31, 2013.

Upon the occurrence of any one or more Events of Default, as defined under the Second Amended and Restated Forbearance Agreement, the entire unpaid balance of the Loans, including all unpaid principal, accrued interest, default charges and costs and expenses incurred by AgStar in connection with the Loans, shall be immediately due and payable by the Company and AgStar may, in its sole discretion, and without further demand or notice to the Company, protect and enforce all of its legal, contractual and equitable rights and remedies under the Loan Documents and Second Amended and Restated Forbearance Agreement.

The Second Amended and Restated Forbearance Agreement revised the definition of Events of Default as follows:

•                  the Company’s failure to make the required monthly installment of principal required by the Notes on March 1, 2013 will not constitute an Event of Default; and

•                  the trigger date for an Event of Default caused by Company’s failure to close on the Guardian Transaction was extended to March 31, 2013.

The foregoing summary of the Second Amended and Restated Forbearance Agreement does not purport to be a complete description of all of the terms and conditions of the Second Amended and Restated Forbearance Agreement and is subject to and qualified in its entirety by reference to the Second Amended and Restated Forbearance Agreement, which is attached hereto as Exhibit 10.1.

ITEM 1.02            TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On January 31, 2013, the Company, along with its wholly owned subsidiary Lakefield Farmers Elevator, LLC (“Lakefield”), entered into a Termination Agreement with Gavilon, LLC, a Delaware limited liability company (“Gavilon”), to terminate the Corn Storage Agreement (“Storage Agreement”) between the companies.

The Company and Lakefield originally entered into the Storage Agreement with Gavilon on September 1, 2011.  Under the Storage Agreement, the Company’s elevator facilities at its ethanol plant and in Lakefield and Wilder, Minnesota were used exclusively for the storing and handling of corn purchased by Gavilon for purposes of meeting 100% of the Company’s corn requirements at the ethanol production facility and Gavilon’s supply obligation pursuant to the terms of a Corn Supply Agreement between the Company and Gavilon.  Under the Storage Agreement, there was no additional charge to Gavilon for use of the Company’s elevator facilities because the supply fee under the Corn Supply Agreement was negotiated in consideration of using the elevator facilities without such additional charges to Gavilon.

The foregoing description of the Storage Agreement does not purport to be complete and is qualified in its entirety by reference to the Storage Agreement, which is attached as Exhibit 10.51 to the Company’s Annual Report on Form 10-K for the year ended October 31, 2011.

Pursuant to an asset purchase agreement dated January 3, 2013, Lakefield agreed to sell substantially all of its assets consisting of the elevator and grain storage facilities in Lakefield, Minnesota and Wilder, Minnesota to FCA Co-op, a Minnesota cooperative, for $3.75 million plus the purchase price for corn and fuel inventory (the “Elevator Sale”).  The Elevator Sale closed on February 1, 2013.  Under the terms of the Termination Agreement, effective as of the closing of the Elevator Sale, all of Gavilon’s remaining corn located at the Lakefield elevators was sold to FCA Co-op, all of Gavilon’s rights and obligations to all grain purchase contracts were assigned to and assumed by FCA Co-op, and the Storage Agreement was terminated.

The foregoing summary of the Termination Agreement does not purport to be a complete description of all of the terms and conditions of the Termination Agreement and is subject to and qualified in its entirety by reference to the Termination Agreement, which is attached hereto as Exhibit 10.2.

ITEM 9.01            FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Second Amended and Restated Forbearance Agreement dated February 12, 2013 between Heron Lake BioEnergy, LLC and AgStar Financial Services, PCA

10.2	Termination Agreement dated January 31, 2013, by and among Gavilon, LLC, Lakefield Farmers Elevator, LLC and Heron Lake BioEnergy, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

	By:	/s/ Michael L. Mattison
Michael L. Mattison
Chief Financial Officer

Date: February 19, 2013